CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report, dated January 27, 1999, with respect to the consolidated financial statements of Independent Bank Corp. incorporated by reference in this Form 10-K for the year ended December 31, 1998, into Independent Bank Corp.'s previously filed S-3 Registration Statements File Numbers 33-27999, 333-25999 and S-8 Registration Statements File Numbers 33-13158, 33-50770, 33-65114, 33-75530,
33-60293, 33-04259, 333-27169 and 333-31107.




                                                       /s/ ARTHUR ANDERSEN LLP




Boston, Massachusetts
March 31, 1999